UNSECURED REVOLVING LINE OF CREDIT LOAN AGREEMENT
                -------------------------------------------------

         THIS AGREEMENT made as of this 8 day of March, 2001, by and between ANDRX CORPORATION ("Lender"), a Delaware corporation, and CYBEAR, INC. ("Borrower"), a Delaware corporation.

                                    RECITALS

         WHEREAS, Borrower has requested that Lender make available to it a revolving line of credit with Lender to provide Borrower working capital for the needs of the Cybear Group (as defined below) and for other purposes as agreed to from time to time by Lender.

         WHEREAS, Lender has agreed to extend to Borrower such line of credit, upon the terms and subject to the conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants set forth herein, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE 1
                                    ---------

                   DEFINITIONS, CERTAIN RULES OF CONSTRUCTION

         1.1. Defined Terms. Each of the terms listed below shall have the meaning herein ascribed to it for the purposes hereof and for each of the Loan
Documents:

         "Advance" means the cash which Lender advances to Borrower under the Line of Credit, all subject to and in accordance with the provisions of this Agreement.

         "Affiliate" means and refers to, as applied to any Person, any other Person directly or indirectly controlling, or through one or more Persons is controlled by, or in common control with, that Person. "Control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and/or policies of that Person through the ownership of voting securities or equity interests.

         "Agreement" means this Unsecured Revolving Line of Credit Loan Agreement, and any schedules, exhibits, riders, extensions, supplements, amendments, or modifications to this Unsecured Revolving Line of Credit Loan Agreement.

         "Applicable Spread" means one percent (1%) per annum.

         "Bankruptcy Code" means Title 11 of the United States Code as now or hereafter in effect, or any successor statute.

         "Borrower" means Cybear, Inc.

         "Business Day" means any weekday except those on which (A) commercial banks in Fort Lauderdale, Florida, are authorized by law to close or (B) quotations for the Prime Rate are not available to Lender.

         "Calendar Quarter" means the three (3) month period ending on the last day of each March, June, September and December of each year.

         "Cash Equivalents" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within ninety (90) days from the date of acquisition thereof,
(ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within ninety (90) days from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., (iii) commercial paper maturing no more than ninety (90) days from the date of creation thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., (iv) certificates of deposit, demand accounts, savings accounts, money market accounts or bankers' acceptances maturing within ninety
(90) days from the date of acquisition thereof issued by any lender or commercial banks organized under the laws of the United States of America or any state thereof or the District of Columbia, each having combined capital and surplus of not less than $100,000,000, (v) shares of money market mutual funds registered with the Securities and Exchange Commission and being a constant value of $1.00 per share, and (vi) repurchase agreements and reverse repurchase agreements with securities dealers of recognized national standing relating to any of the obligations referred to in the foregoing clause.

         "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding shares of the Borrower; (b) the sale of all or substantially all of the assets of Borrower; or (c) the acquisition of direct or indirect Control of the Borrower by any Person or group.

         "Commitment Fee" means an amount equal to $30,000, which shall be paid by Borrower to Lender to induce Lender to enter into this Unsecured Revolving Line of Credit Agreement.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

         "Cybear Group" means the assets, liabilities and businesses of Borrower and certain Internet businesses of Lender. The parties acknowledge that as of the date hereof, no Internet businesses of Lender are included in the Cybear Group.

         "Dollars" and the symbol "$" mean the lawful money of the United States of America.

         "Event of Default" means each of the events set forth in Section 6.1 hereof.

         "Funding Date" means the Business Day on which a Loan is made.

         "Indebtedness" means all amounts due from Borrower to Lender pursuant to Article 2 and otherwise arising out of or in connection with this Agreement or any other Loan Document.

         "Interest Period" means a period ending on the last day of a Calendar Quarter, the first day of the first Interest Period of which commences on the date hereof and subsequent ones of which commence upon the expiration of the immediately preceding Interest Period, except that the final Interest Period shall end on the Payment Date and may, accordingly, be of less than one (1) Calendar Quarter's duration. In the event that an Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next following Business Day.

         "Lender" means Andrx Corporation, a Delaware corporation.

         "Lender's Costs" means all reasonable, out-of-pocket costs and expenses of any kind paid or incurred by Lender to third parties in connection with the preparation, execution, delivery, amendment, modification, or termination of this Agreement or any other Loan Document, any amendments thereto, any transaction contemplated herein or any existing or future related agreements and the preservation, enforcement, defense and protection of Lender's rights, remedies, obligations and liabilities in any manner concerning this Agreement or any other Loan Document, or any transaction contemplated herein, including, but not limited to: (a) reasonable attorneys' fees and other expenses paid or incurred by Lender in enforcing, obtaining legal advice in preparing, reviewing, consummating, amending, restructuring, extending, terminating, defending, or preserving or protecting Lender's rights, remedies, obligations or liabilities in any manner concerning, this Agreement, any other Loan Document or any amendments thereto, or any transaction contemplated herein or any existing or future related agreements; and (b) wire transfer charges.

         "Line of Credit" means the facility under which Advances may be borrowed, repaid and reborrowed in the maximum outstanding amount of $12,000,000, all as more fully described in Article 2 hereof.

         "Loan Documents" means this Agreement, the Note and every other document delivered pursuant to this Agreement.

         "Loans" means all Advances made by Lender to or for the benefit of Borrower under this Agreement.

         "Losses From Recurring Operations" means losses generated from the Borrower's operations calculated before and exclusive of expenses relating to interest, taxes, depreciation and amortization and other non-cash expense items as well as exclusive of expenses related to the reorganization of the Borrower in connection with acquisitions and dispositions of and by the Borrower.

         "Note" means the promissory note of Borrower in favor of Lender to evidence Borrower's repayment obligations under this Agreement.

         "Notice of Borrowing" means a notice substantially in the form of
Exhibit 2.2.1 attached hereto and made a part hereof.

         "Payment Date" means March 31, 2004.

         "Person" means an individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

         "Prime Rate" means the prime rate (or base rate) reported in the "Money Rates" column or section of The Wall Street Journal as being the base rate on corporate loans at larger U.S. Money Center banks on the first date on which The Wall Street Journal is published in each Calendar Quarter.

         "Rules" means any law, regulation, or rule of practice whether or not having the force of law by which Lender is bound or to which it adheres.

         "Termination Date" means March 31, 2004, or such extension of the Termination Date that may be agreed to in writing by Lender.

         "Unmatured Event of Default" means and refers to any event, act or occurrence, which with the passage of time or giving of notice or both becomes an Event of Default.

         1.2. Construction of Definitions. All terms defined herein shall be construed to include the plural or the singular, and references to persons in the masculine or neuter gender shall refer to all persons or entities, as the context requires.

         1.3. Business Day. Whenever any payment or other obligation hereunder, whether under the Note or under another Loan Document, is due on a day other than a Business Day, such shall be paid or performed on the Business Day next following the prescribed due date, except as otherwise specifically provided for herein to the contrary, and such extension of time shall be included in the computation of interest and charges. Any reference made herein or in any other Loan Document to an hour of day shall refer to the then prevailing Fort Lauderdale, Florida time, unless specifically provided herein to the contrary.

         1.4. Lender's Costs. Borrower shall, upon the written request of Lender, pay Lender the amount of all unpaid Lender's Costs within fifteen (15) days after such notice. Until paid, all past due and owing interest payments, fees and all past due Lender Cost's shall be deemed to be part of the principal balance of the Loan and bear interest at eighteen (18%) percent per annum.

         1.5. Other Terms. The words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole, including the exhibits hereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement. Any reference to an "Article", a "Section", or an "Exhibit" shall refer to the relevant Article of, Section of, or Exhibit to this Agreement, unless otherwise specifically indicated.

                                    ARTICLE 2
                                    ---------

                                    THE LOANS

         2.1. Line of Credit.

                  2.1.1. Extension of Line of Credit. Upon the terms and subject to the conditions set forth herein, commencing on the date hereof and expiring on the Termination Date, Lender shall extend to Borrower the Line of Credit pursuant to which Lender shall from time to time make Advances to or for the account of Borrower up to an aggregate of Twelve Million ($12,000,000) dollars, which Borrower may from time to time, borrow, repay and reborrow. No Advance shall be made after the Termination Date.

                  2.1.2. Payment of Commitment Fee. The Commitment Fee shall be paid on the Payment Date.

                  2.1.3. Payment of Principal. The entire outstanding principal balance of the Line of Credit shall be paid in full on the Payment Date.

                  2.1.4. Payment of Interest. Interest on the Line of Credit shall accrue and be paid in full on the Payment Date.

                  2.1.5. Line of Credit Interest Rate. Advances shall bear interest on the unpaid principal balance thereof from the Funding Date to maturity (whether by acceleration or otherwise) at the following rates: (i) if Lender is borrowing from third parties during an Interest Period, the rate shall be the lowest rate at which Lender is borrowing during such Interest Period; and
(ii) if Lender is not borrowing from third parties during an Interest Period, the rate shall be the sum of the Prime Rate during each Interest Period plus the Applicable Spread.

                  2.1.6. Note. To evidence Borrower's obligations under this Agreement to repay all Loans, Borrower shall execute and deliver to Lender upon the execution of this Agreement, a Note in the form attached hereto as Exhibit 2.1.6.

                  2.1.7. Minimum/Maximum Advance Amount. No single Advance shall be for an amount greater than two million ($2,000,000) dollars. There shall be a minimum of thirty (30) days between each Funding Date.

         2.2. General Provisions.

                  2.2.1. Notice of Borrowing. Whenever Borrower desires an Advance under this Agreement, Borrower shall deliver to Lender a properly completed and executed Notice of Borrowing, in the form attached hereto as
Schedule 2.2.1, no later than 11:00 a.m. on the proposed Funding Date. The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount of the proposed Loan, (iii) the purpose for which such Loan is requested, and (iv) the account of a Borrower into which the proceeds of such Loan are to be deposited. A Notice of Borrowing may be delivered by facsimile transmission to such telephone number as Lender may from time to time specify, followed by delivery by first class U.S. Postal Service mail or other means of delivery authorized by Section 7.4 hereof.

                  2.2.2. Funding for Loans. Provided that (i) the sum of Borrower's cash and Cash Equivalents is less than $3,000,000, (ii) there then exists no Event of Default or Unmatured Event of Default, (iii) the Company's accumulated Losses from Recurring Operations are not greater than four million five hundred thousand ($4.5 million) dollars for each of two consecutive quarterly periods, (iv) the Funding Date is not later than the Termination Date and (v) the amount of Advances outstanding is less than twelve million ($12,000,000) dollars, Lender shall cause Loans to be made available to Borrower on the Funding Dates pertaining thereto by depositing the amount thereof in the designated account of Borrower.

                  2.2.3. Post-Maturity Interest. Any principal payments on the Loans not paid when due and to the extent permitted by applicable law any interest on the Loans not paid when due, and any other amount due to Lender under this Agreement or any other Loan Document not paid when due, in any case whether at stated maturity, by acceleration or otherwise, shall thereafter bear interest payable upon demand at a rate equal to eighteen (18%) percent per annum.

                  2.2.4. Prepayment. Borrower may prepay all or any portion of the Loans at any time, and from time to time, without penalty or premium.

                  2.2.5. Manner and Time of Payment. All payments of principal, interest and fees hereunder and under the Note shall be made by Borrower without notice, set off or counterclaim and in immediately available same day funds and delivered to Lender not later than 2:00 p.m. on the date due at Lender's office. Funds received by Lender after that time shall be deemed to have been paid by the Borrower on the next succeeding Business Day.

                  2.2.6. Purpose. In addition to Loans made for purposes of funding the needs of the Cybear Group, Borrower may request Loans for other purposes; provided however that such Loans shall only be made with the prior consent of the Lender.

                                    ARTICLE 3
                                    ---------

                              CONDITIONS PRECEDENT

         The performance by Lender of any of its obligations hereunder is subject to the following conditions precedent:

         3.1. Initial Closing. Borrower shall deliver or cause to be delivered to Lender on the date of this Agreement (except as otherwise indicated herein), in form and substance satisfactory to Lender and its counsel, in addition to this Agreement, the following documents and instruments:

                  3.1.1. The Note executed by Borrower;

                  3.1.2. A Notice of Borrowing with respect to any Loan, the funding of which is requested as of the date hereof;

                  3.1.3. Such additional documents or instruments as may be required by this Agreement.

         3.2. All Loan Fundings. On or before each Funding Date:

                  3.2.1. Lender shall have received a Notice of Borrowing as required by Section 2.2.1;

                  3.2.2. The representations and warranties set forth in Article 4 and the covenants set forth in Article 5 hereof shall be true and correct on and as of such date, with the same effect as though made on and as of such date, except to the extent such representations and warranties relate to an earlier date;

                  3.2.3. The sum of Borrower's cash and Cash Equivalents shall be less than Three Million ($3,000,000) dollars unless otherwise agreed to by the Lender;

                  3.2.4. No Event of Default or Unmatured Event of Default shall have occurred and be continuing; and

                  3.2.5 The Company's accumulated Losses From Recurring Operations in each of two consecutive quarterly periods has not exceeded four million five hundred thousand ($4.5 million) dollars.

                                    ARTICLE 4
                                    ---------

                         REPRESENTATIONS AND WARRANTIES

         4.1. Borrower represents and warrants to Lender as follows:

                  4.1.1. Good Standing. Borrower is a Delaware corporation; has the power and authority to own and operate its properties and to carry on its business where and as contemplated; and is in good standing in every jurisdiction where the nature of Borrower's business requires such qualification.

                  4.1.2. Power and Authority. The making, execution, issuance and performance by the Borrower of this Agreement and the Note have been duly authorized by all necessary corporate action and will not violate any provision of law or regulation or of the Certificate of Incorporation or Bylaws of Borrower; will not violate any agreement, trust or other indenture or instrument to which Borrower is a party or by which Borrower or any of its property is bound, so that this Agreement, the Note and the other Loan Documents when executed and delivered by Borrower will be valid and binding obligations of Borrower, enforceable in accordance with their respective terms.

                  4.1.3. No Litigation. Except as provided on Schedule 4.1.3 to this Agreement, there are no suits or proceedings pending, or, to the knowledge of Borrower, threatened against or affecting Borrower and Borrower is not in default in the performance of any agreement to which Borrower may be a party or by which Borrower is bound, or with respect to any order, writ, injunction, or any decree of any court, or any federal, state, municipal or other government agency or instrumentality, domestic or foreign, which could have a materially adverse effect on Borrower.

                  4.1.4. Other Contractual Obligations. This Agreement does not, and the performance by Borrower of its obligations and covenants under this Agreement will not, violate any other contractual obligation of Borrower.

         4.2. Accuracy of Representations; No Default. The information set forth herein and the other Loan Documents and each document delivered to Lender in connection herewith is complete and accurate and contains full and true disclosure of pertinent financial and other information in connection with the Loan. None of the foregoing contains any untrue statement of a material fact or omits to state a material fact necessary to make the information contained herein or therein not misleading or incomplete. No Event of Default hereunder, under the Note or under any other Loan Document, has occurred.

                                    ARTICLE 5
                                    ---------

                              AFFIRMATIVE COVENANTS

         5.1. Borrower's Covenants. As long as any portion of the Indebtedness remains outstanding and unpaid or Lender has any obligation to extend Loans hereunder, Borrower covenants and agrees that, in the absence of prior written consent of Lender, Borrower will:

                  5.1.1. Maintain all necessary foreign qualifications in good standing; continue to comply with all applicable statutes, rules and regulations with respect to the conduct of Borrower's business;

                  5.1.2. Promptly defend, or cause to be defended, all actions, proceedings or claims which would have a materially adverse effect on Borrower and promptly notify Lender of the institution of, or any change in, any such action, proceeding or claim (other than claims covered by insurance in the ordinary course of business), or would have a materially adverse effect on the financial condition of Borrower if adversely determined.

         5.2. Indemnification. Borrower hereby indemnifies and agrees to protect, defend, and hold harmless Lender from and against any and all losses, damages, expenses or liabilities of any kind or nature and from any suits, claims, or demands, including all reasonable counsel fees incurred in investigating, evaluating or defending such claim, suffered by the Lender and caused by, relating to, arising out of, resulting from, or in any way connected with this Agreement, the other Loan Documents and any transaction contemplated herein or therein including, but not limited to, claims based upon any act or failure to act by Lender in connection with this Agreement, the other Loan Documents and any transaction contemplated herein or therein, but excluding claims arising from Lender's gross negligence or willful misconduct or from any breach or violation (or alleged breach or violation) by Lender of any agreement between Lender and any third party or of any applicable rule or regulation promulgated by any regulatory authority having jurisdiction over Lender. If Borrower shall have knowledge of any claim or liability hereby indemnified against, it shall promptly give written notice thereof to Lender. THIS COVENANT SHALL SURVIVE PAYMENT OF THE INDEBTEDNESS.

                  5.2.1. Lender shall promptly give Borrower written notice of all suits or actions instituted against Lender with respect to which Borrower has indemnified Lender, and Borrower shall timely proceed to defend any such suit or action. Lender shall also have the right, at the expense of Borrower, to participate in or, at Lender's election, assume the defense or prosecution of such suit, action, or proceeding, and in the latter event Borrower may employ counsel and participate therein. Lender shall have the right to adjust, settle, or compromise any claim, suit, or judgment after notice to Borrower, unless Borrower desires to litigate such claim, defend such suit, or appeal such judgment and simultaneously therewith deposits with Lender additional collateral security sufficient to pay any judgment rendered, with interest, costs, reasonable legal fees and expenses; and the right of Lender to indemnification under this Agreement shall extend to any money paid by Lender in settlement or compromise of any such claims, suits, and judgments in good faith, after notice to Borrower.

                  5.2.2. If any suit, action, or other proceeding is brought by Lender against Borrower for breach of Borrower's covenant of indemnity herein contained, separate suits may be brought as causes of action accrue, without prejudice or bar to the bringing of subsequent suits on any other cause or causes of action, whether theretofore or thereafter accruing.

                                    ARTICLE 6
                                    ---------

                                     DEFAULT

         6.1. Events of Default. The occurrence of any one or more of the following events, conditions or states of affairs, shall constitute an Event of Default hereunder and under the Note, provided however, that nothing contained in this Article shall be deemed to enlarge or extend any grace period provided for in the Note:

                  6.1.1. Failure by Borrower to pay the Indebtedness or any portion thereof within ten (10) days after the same is due (except that the foregoing grace period shall not be applicable if Borrower fails to pay the Indebtedness in full on the Payment Date);

                  6.1.2. Failure by Borrower to observe or perform any agreement, condition, undertaking or covenant in this Agreement which failure, if it does not consist of the failure to pay money to Lender and is susceptible to being cured, is not cured within twenty (20) days after written notice from Lender (but if such failure cannot reasonably be cured within such twenty (20) day period, such shall not be an Event of Default if Borrower has commenced such cure within such twenty (20) day period and thereafter diligently pursues such cure to its completion);

                  6.1.3. Borrower shall become insolvent or unable to pay its debts as they mature, or file a voluntary petition or proceeding seeking liquidation, reorganization or other relief with respect to itself under any provision of the Bankruptcy Code or any state bankruptcy or insolvency statute, or make an assignment or any other transfer of assets for the benefit of its creditors, or apply for or consent to the appointment of a receiver for its assets, or suffer the filing against its property of any attachment or garnishment or take any action to authorize any of the foregoing; or an involuntary case or other proceeding shall be commenced against Borrower seeking liquidation, reorganization or other relief with respect to its debts under the Bankruptcy Code or any other bankruptcy, insolvency or similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days (it being understood that no delay period applies with respect to any default arising under this Section by reason of the filing of a voluntary petition by Borrower under the Bankruptcy Code or any state bankruptcy or insolvency statute or the making of an assignment or other transfer of assets for the benefit of Borrower's creditors or by reason of Borrower applying for or consenting to the appointment of a receiver for Borrower's assets); or an order for relief shall be entered against Borrower under any provision of the Bankruptcy Code or any state bankruptcy or insolvency statute as now or hereafter in effect; or

                  6.1.4. A Change in Control shall occur; or

         6.2. Remedies on Default. Upon the occurrence and during the continuation of any Event of Default, Lender may at its election forthwith (i) by notice to Borrower, terminate the Borrower's right to any further Advances pursuant to this Agreement and/or (ii) declare all Indebtedness to be immediately due and payable, without protest, demand or other notice (which are hereby expressly waived by Borrower) with interest accruing thereafter, including the period following entry of any judgment, at a rate that is equal to eighteen (18%) percent per annum until payment in full. In addition to the rights specifically granted hereunder or now or hereafter existing in equity, at law, by virtue of statute or otherwise (each of which rights may be exercised at any time and from time to time), Lender may exercise the rights and remedies available to lenders at law or in equity or under this Agreement, the Note, and any of the other Loan Documents. Borrower hereby agrees to pay all costs of collection, including a reasonable attorney's fees.

                                    ARTICLE 7
                                    ---------

                                  MISCELLANEOUS

         7.1. Integration. This Agreement, the Note and the other Loan Documents shall be construed as one agreement, and in the event of any inconsistency, the provisions of the Note shall control over the provision of this Agreement, and the provisions of this Agreement shall control over the provisions of any other Loan Document. This Agreement, the Note and the other Loan Documents contain all the agreements of the parties hereto with respect to the subject matter of each thereof and supersede all prior or contemporaneous discussions and agreements with respect to such subject matter.

         7.2. Modification. Modifications or amendments of or to the provisions of this Agreement, the Note or any other Loan Document shall be effective only if set forth in a written instrument signed by Lender and Borrower.

         7.3. Amendments and Waivers. Any provision of this Agreement or the Note may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Borrower and Lender.

         7.4. Notices. Except as specifically allowed with respect to a Notice of Borrowing, any notice or other communication by one party hereto to the other shall be in writing and shall be deemed to have been validly given upon receipt if by overnight delivery service or by telecopier, or two days after mailing if mailed, registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

         If to Lender:         Andrx Corporation
                               4955 Orange Drive
                               Davie, Florida 33314
                               Telecopier: (954) 792-1034

         If to Borrower:       Cybear, Inc.
                               5000 Blue Lake Drive
                               Suite 200
                               Boca Raton, Florida 33431
                               Telecopier (561) 994-2828

or to such other address or telephone number as Borrower or Lender may specify by written notice as aforesaid. Notice of an Event of Default under the Note or the Loan Documents shall constitute sufficient notice of such Event of Default under all of the Loan Documents, it being intended that the notice and grace periods required by the Note and all Loan Documents shall run concurrently and not successively.

         7.5. Survival. The terms of this Agreement and all agreements, representations, warranties and covenants made by Borrower in any other Loan Document shall survive the issuance and payment of the Note and shall continue as long as any portion of the Indebtedness shall remain outstanding and unpaid; provided, however, that the covenants set forth in Sections 5.2, 7.7 and 7.8 hereof and all other covenants of Borrower to indemnify Lender shall survive the payment of the Indebtedness. Borrower hereby acknowledges that Lender has relied, and will rely, upon the foregoing in making the Loans.

         7.6. Successors and Assigns; Governing Law. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto; provided, however that Borrower shall not assign this Agreement, or any rights or duties arising hereunder, without the express prior written consent of Lender. This Agreement shall be construed and enforced in accordance with the internal laws of the State of Florida for contracts made and to be performed in Florida.

         7.7. Jurisdiction. IN ANY LEGAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE RELATIONSHIP EVIDENCED HEREBY, BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN BROWARD COUNTY OR ANY CONTIGUOUS COUNTY IN THE STATE OF FLORIDA WHERE LENDER MAINTAINS AN OFFICE AND AGREES NOT TO RAISE ANY OBJECTION TO SUCH JURISDICTION OR TO THE LAYING OR MAINTAINING OF THE VENUE OF ANY SUCH PROCEEDING IN SUCH COUNTY. BORROWER AGREES THAT SERVICE OF PROCESS IN ANY SUCH PROCEEDING MAY BE DULY EFFECTED UPON IT BY MAILING A COPY THEREOF, BY REGISTERED MAIL, POSTAGE PREPAID, TO BORROWER.

         7.8. Waiver of Jury Trial. BORROWER AND LENDER, AFTER CONSULTATION WITH THEIR RESPECTIVE COUNSEL, EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTIONS BROUGHT BY ANY PARTY WITH RESPECT TO THIS AGREEMENT OR THE INDEBTEDNESS.

         7.9. Excess Payments. If Borrower shall pay any interest under the terms of this Agreement or the Note at a rate higher than the maximum rate allowed by applicable law, then such excess payment shall be credited as a payment of principal on the Loans, unless Borrower notifies Lender in writing to return the excess payment to Borrower.

         7.10. Partial Invalidity. If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

         7.11. Compliance with Rules. Lender shall not be required by operation or effect of any provision of this Agreement to violate any statute or regulation under state or federal law, including all Rules.

         7.12. Headings. The heading of any Article or Section contained in this Agreement is for convenience of reference only and shall not be deemed to amplify, limit, modify or give full notice of the provisions thereof.

         7.13. Time of the Essence. Time shall be deemed of the essence under the Loan Documents.



                          [signatures on the next page]

         IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement under seal, intending to be legally bound hereby, as of the day and year first above written.

                                            LENDER:

                                            ANDRX CORPORATION, a Delaware
                                            corporation


                                            By: /s/ ANGELO C. MALAHIAS
                                               ---------------------------------
                                            Angelo C. Malahias, Vice President
                                            and Chief Financial Officer


                                            BORROWER:

                                            CYBEAR, INC., a Delaware corporation


                                            By: /s/ TIMOTHY NOLAN
                                               ---------------------------------
                                               Timothy Nolan, President

Exhibit 2.1.6

                                  FORM OF NOTE

$ 12,000,000                                                   March _____, 2001

         FOR VALUE RECEIVED, CYBEAR, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of Andrx Corporation, a Delaware corporation (the "Lender"), at the office of the Lender or at such other place or places as the Lender my designate) the principal sum of up to twelve million ($12,000,000) dollars, or such lesser amount as may constitute the unpaid principal amount of the Loan evidenced by this Note, under the terms and conditions of that certain Unsecured Revolving Line of Credit Loan Agreement dated as of the date hereof, by and between the Borrower and the Lender (as the same may be amended, modified, renewed, restated, extended or supplemented from time to time, the "Loan Agreement"). The Borrower also promises to pay interest on the aggregate unpaid principal amount of this Note at the rate provided in the Loan Agreement.

         This Note is issued to evidence the Loans made by the Lender pursuant to the Loan Agreement. Capitalized terms used herein without definition shall have the same meanings assigned to such terms in the Loan Agreement. All of the terms, conditions and covenants of the Loan Agreement are expressly made a part of this Note by reference in the same manner and with the same effect as if set forth herein at length and any holder of this Note is entitled to the benefits of and remedies provided in the Loan Agreement. Reference is made to the Loan Agreement for provisions relating to the interest rate, maturity, payment, prepayment and acceleration of this Note. This Note is unsecured.

         The Borrower may borrow, repay and reborrow under this Note in accordance with the terms and conditions of the Loan Agreement. At the close of business on the Payment Date, the outstanding principal balance of this Note shall be due and payable and repaid by the Borrower.

         In the event of an acceleration of the maturity of this Note, this Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         This Note has been executed and delivered and shall at all times be held in the State of Pennsylvania and shall be governed by and construed in accordance with internal laws and judicial decisions of the State of Florida.

         IN WITNESS WHEREOF, Borrower has caused this Note to be executed under seal by its duly authorized corporate officer as of the day and year first above written.

[corporate seal]                                    CYBEAR, INC.

ATTEST:

By:                                                 By:
   -------------------------                           -------------------------
Name: Scott Lodin                                   Name: Timothy Nolan
Title: Secretary                                    Title: President

Exhibit 2.2.1

                               NOTICE OF BORROWING

         In connection with the request by Cybear, Inc. (the "Borrower") of an Advance of $_______ pursuant to the Unsecured Revolving Line of Credit Agreement dated March ___, 2001 (the "Agreement") by and between the Borrower and Andrx Corporation (the "Lender") (all capitalized terms herein shall have the same meaning as set forth in the Agreement), the undersigned, a duly authorized signatory of the Borrower, hereby delivers this Notice of Borrowing to the Lender and states as follows:

                  (i)     the proposed Funding Date shall be ________________.

                  (ii)    the amount of the Advance is _________________.

                  (iii)   the proceeds of the Advance  are to be deposited into:

                          Name of Bank:     _________________
                          Account Number:   _________________
                          ABA Number:       _________________
                          Reference Number: _________________

         IN WITNESS WHEREOF, the Borrower has executed and delivered this Notice of Borrowing as of the ____ day of March, 2001.


                                            CYBEAR, INC.



                                            By:
                                               -------------------------
                                            Timothy Nolan, President